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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the inclusion in this prospectus of our report dated January 27, 1995 on the consolidated financial statements of CMS NOMECO Oil & Gas Co. and subsidiaries as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, our report dated February 1, 1996 on the Pro Forma Consolidated Statement of Income for the year ended December 31, 1994, our report dated July 17, 1995 on the consolidated financial statements of CMS NOMECO International, Inc. and subsidiaries as of December 31, 1994, and for the year then ended, and our report dated February 1, 1996 on the consolidated financial statements of Terra Energy Ltd. and subsidiaries as of December 31, 1994, and for the year then ended all included herein and to all references to our Firm included in this prospectus.


Arthur Andersen LLP


Detroit, Michigan,
February 1, 1996.